Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Home Bancshares, Inc. on Amendment No. 1 to Form S-4 of our report dated March 15, 2017, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Stonegate Bank as of and for the year ended December 31, 2016, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

June 15, 2017